Exhibit 10.13
BLUELINX HOLDINGS, INC.
2016 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(AS AMENDED)
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
_______________
Number of Shares Subject to Award: __________
Grant Date: __________
Pursuant to the BlueLinx Holdings, Inc. 2016 Amended and Restated Long-Term Incentive Plan, as amended (the “Plan”), BlueLinx Holdings, Inc., a Delaware corporation (the “Company”), has granted the above-named participant (“Participant”) Restricted Stock Units (the “RSUs” or the “Award”) entitling Participant to receive such number of shares of Company common stock (the “Shares”) as is set forth above on the terms and conditions set forth in this agreement (this “Agreement”) and the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.
1.    Grant Date. The Award is granted to Participant on the Grant Date set forth above (the “Grant Date”).
2.    Vesting. If Participant remains employed by the Company, the RSUs and the right to the Shares shall vest with respect to one-third of the number of Shares subject to the Award on each of the first three anniversaries of the Grant Date (each such anniversary a “Vesting Date”) and shall fully vest on the third anniversary of the Grant Date (the “Final Vesting Date”). If the number of Shares vesting on any Vesting Date is not a whole number, the number will be rounded up to the next whole number on the 1st Vesting Date, rounded down on the 2nd Vesting Date, and on the Final Vesting Date, shall equal the total number of Shares subject to the Award less the number of Shares that vested on the 1st and 2nd Vesting Dates.
3.    Forfeiture of RSUs.
(a)    Termination of Employment. Prior to the Final Vesting Date, any unvested RSUs shall be immediately forfeited upon Participant’s termination of employment with the Company for any reason whatsoever; provided, that the Committee reserves the right, in its sole discretion, to waive or amend this provision, in whole or in part; and provided, further, that this provision shall not apply to the extent specifically provided otherwise in Participant’s employment agreement with the Company or a severance plan or agreement that applies to Participant. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.
(b)    Restrictive Covenants. The grant of this Award is contingent upon Participant signing a restrictive covenants agreement or, to the extent applicable, an amendment to an existing employment agreement, in either case in the form provided by the Company on or prior to the date that Participant signs this Agreement (unless the Company waives such requirement because Participant is already a party to such an agreement or amendment). If Participant does not timely sign such agreement, this Award shall be forfeited, and no amount shall be payable hereunder. Notwithstanding any provision of this Agreement, if Participant breaches or otherwise fails to comply with such restrictive covenants agreement or any other non-compete, non-solicitation or similar agreement with the Company or a Subsidiary, in addition to all rights the Company or its Subsidiary has under such agreement, at law or in equity, RSUs that have not become vested and settled before such breach or failure to comply shall expire at that time, shall not become vested or settled after such time and shall be forfeited at such time without any payment therefor.
4.    Transfer of Vested Shares. Stock certificates representing the vested Shares (or appropriate evidence of ownership including certificateless book-entry issuance), if any, will be delivered to Participant (or, if permitted by the Company in its sole discretion, to a party designated by Participant) on or as soon as practicable after (but no later than 30 days after) each Vesting Date, subject, if applicable, to delay under Section 20.
5.    Clawback Policy. This Award shall be subject to: (a) the terms and conditions of any applicable policy of recoupment or recovery of compensation adopted by the Company from time to time (as such policy may be amended); (b) terms and conditions regarding recoupment or recovery of compensation in any agreement between the Company or any Subsidiary and Participant; and (c) the requirements of any applicable law or regulation with respect to the recoupment or recovery of incentive compensation. Participant hereby agrees to be bound by the requirements of this Section 5. The recoupment or recovery of any portion of the Award (or vested Shares) that is permitted by any such policy, agreement, law or regulation may be made by the Company or the Subsidiary that employed Participant.
6.    Non-Transferability of Award. The RSUs and the Shares issuable hereunder and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void.
7.    Conditions to Issuance of Shares. The Shares deliverable to Participant hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable.
8.    No Rights as Stockholder. Except as provided in Section 11, Participant shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the unvested Shares subject to the RSUs. Upon settlement of the Award into Shares, Participant will obtain full voting and other rights as a stockholder of the Company with respect to such Shares.
9.    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
10.    Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.
11.    Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Sections 4.4 and 18.2 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.
12.    Taxes.
(a)    Upon the vesting and delivery of Shares subject to this Award, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the employing Subsidiary to withhold all applicable federal, state and local income and employment taxes (“Tax Withholding Amounts”) payable with respect to this Award from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Subsidiary or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, to the extent not prohibited by the Committee, the Company may, in its sole discretion, (i) sell or arrange for sale of Shares that Participant acquires to meet the tax withholding obligations, and/or (ii) satisfy such tax obligations by withholding and cancelling a number of Shares having a market value equal to the Tax Withholding Amounts, provided that the amount to be withheld may not exceed the tax withholding obligations associated with the Award to the extent needed for the Company to treat the Award as an equity award for accounting purposes and to comply with applicable tax withholding laws.
(b)    Participant acknowledges and agrees that the ultimate liability for all taxes legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Subsidiary: (i) make no representations nor undertakings regarding the treatment of any taxes in connection with any aspect of this Award, including the grant or vesting of the Shares subject to this Award or the subsequent sale of Shares acquired pursuant to such vesting; and (ii) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for taxes. In addition, Participant shall pay the Company or the Subsidiary any amount of Tax Withholding Amounts that the Company or the Subsidiary may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax Withholding Amounts.
13.    Participant Acknowledgments and Agreements. By accepting the grant of this Award, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Award is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Award is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Award will not be interpreted to form an employment contract or relationship with the Company; (i) the value of the Shares may increase or decrease in value and the future value of the underlying Shares cannot be predicted; and (j) in the event of any termination of employment (whether or not in breach of local labor laws), Participant’s right to vest in the Award and receive any Shares will terminate effective as of the date that Participant is no longer employed and will not be extended by any notice period mandated under local statute, contract or common law; the Committee shall have the exclusive discretion to determine when Participant is no longer employed for purposes of this Award.
14.    Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information from the Company’s intranet and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K and other information filed with the SEC, from the investor relations section of the Company’s website at www.BlueLinxCo.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.
15.    Complete Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided, however, if Participant is a party to an employment agreement or severance plan or agreement with the Company and such plan or agreement includes one or more provisions that specifically applies to equity awards such as this Award, such provisions are not superseded and shall continue to apply. If provisions of the Plan and this Agreement conflict, the Plan provisions will govern.
16.    Modification of Agreement. No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee). Any such amendment to this Agreement that is materially adverse to Participant shall not be effective unless and until Participant consents, in writing, to such amendment (provided that any amendment that is required to comply with Code Section 409A shall be effective without consent unless Participant expressly denies consent to such amendment in writing). The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.
17.    Participant Bound by Plan; Successors. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

18.    Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, without regard to conflict of law provisions.
19.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.    Section 409A.
(a)    General. It is intended that payments under this Agreement will not be considered nonqualified deferred compensation subject to Section 409A of the Code and that such payments will sastisfy the exemption from Section 409A of the Code for “short-term deferrals.” Notwithstanding the foregoing, if any payment is considered nonqualified deferred compensation, this Agreement and the payments hereunder will be administered and interpreted to comply with Section 409A of the Code, including, as necessary, by requiring a six-month delay in accordance with Section 21.14 of the Plan. For purposes of Section 409A of the Code, each payment under this Agreement shall be treated as a separate payment.
(b)    No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
21.    Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.
22.    Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Award to and from the Company (and its Subsidiaries) and such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all grants or awards, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, any third party stock plan administrator, and any company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

23.    Time to Accept Agreement. Participant shall have 14 days to accept this Agreement. Participant’s Award may be forfeited if this Agreement is not accepted by Participant within 14 days of receipt of this Agreement.

[Signatures on Following Page]

BLUELINX HOLDINGS, INC.

_____________
By:                             Date
Title:

By signing below or by accepting this Award as evidenced by electronic means acceptable to the Committee, Participant hereby (i) acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to stockholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that he or she is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of RSUs subject to all the terms and provisions of this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions arising under the Plan. Participant authorizes the Company to withhold from any compensation payable to him including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of the RSUs.

(Signature)    Date

(Printed Name)